Exhibit 99.1

10x Genomics Reports Third Quarter 2019 Financial Results and Provides 2019 Revenue Guidance

Q3 2019 revenue growth of 67% over prior year period

PLEASANTON, Calif. November 7, 2019 – 10x Genomics, Inc. (Nasdaq: TXG), today reported financial results for the third quarter ended September 30, 2019.

Recent Highlights

•	Revenue of $61.2 million for the third quarter of 2019, representing a 67% increase over the third quarter of 2018

•	Completed initial public offering, raising $410.8 million of net proceeds, after underwriting discounts and commissions and other offering expenses

“During the quarter, we had solid execution across all fronts demonstrating the strength of our business,” said Serge Saxonov, PhD, CEO and co-founder of 10x Genomics. “Our Chromium platform continues to see strong momentum with increasing publications and scientific discoveries coming out of our customers’ labs. In September, we began taking pre-orders for our new Visium Spatial Gene Expression Solution and are encouraged by the early interest in this product from both new and existing customers. Following the successful completion of our IPO, we look forward to continuing our rapid pace of innovation to lead the transformation of biology in the coming decades.”

Third Quarter 2019 Financial Results

Revenue was $61.2 million in the three months ended September 30, 2019, a 67% increase from $36.6 million in the three months ended September 30, 2018.

Gross margin was 75% for the third quarter of 2019, as compared to 86% in the corresponding prior year period. The decrease in gross margin was driven by higher accrued royalties related to ongoing litigation.

Operating expenses were $54.8 million for the third quarter of 2019, as compared to $46.3 million in the corresponding prior year period, an increase of 18%.

Net loss was $9.6 million in the third quarter of 2019, as compared to $15.3 million in the corresponding prior year period.

Cash and cash equivalents were $427.4 million as of September 30, 2019. In September 2019, 10x Genomics completed an initial public offering, raising $410.8 million net of underwriting discounts and commissions and other offering expenses.

2019 Financial Guidance

10x Genomics expects full year 2019 revenue to be in the range of $238 million to $242 million, representing 63% to 65% growth over full year 2018 revenue.

Webcast and Conference Call Information

10x Genomics will host a conference call to discuss the third quarter 2019 financial results, business developments and outlook after market close on November 7, 2019 at 2:00 PM Pacific Time / 5:00 PM Eastern Time. The conference call can be accessed live over the phone (877) 665-6515 for U.S. callers or (602) 563-8470 for international callers (Conference ID: 5899936). A live and archived webcast of the event will be available at http://investors.10xGenomics.com for at least 14 days following the event.

About 10x Genomics

10x Genomics is a life science technology company building products to interrogate, understand and master biology to advance human health. The company’s integrated solutions include instruments, consumables and software for analyzing biological systems at a resolution and scale that matches the complexity of biology. 10x Genomics products have been adopted by researchers around the world including 93 of the top 100 global research institutions and 90 percent of the top 20 global pharmaceutical companies, and have been cited in over 570 research papers on discoveries ranging from oncology to immunology and neuroscience. The company’s patent portfolio comprises more than 650 issued patents and patent applications.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 as contained in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project” “contemplate,” “believe,” “estimate,” “predict,” “potential” or “continue” or the negatives of these terms or variations of them or similar terminology. These forward-looking statements include statements regarding 10x Genomics, Inc.’s expected financial results for the year ended December 31, 2019, which involve risks and uncertainties that could cause 10x Genomics, Inc.’s actual results to differ materially from the anticipated results and expectations expressed in these forward-looking statements. These statements are based on management’s current expectations, forecasts, beliefs, assumptions and information currently available to management, and actual outcomes and results could differ materially from these statements due to a number of factors. These and additional risks and uncertainties that could affect 10x Genomics, Inc.’s financial and operating results and cause actual results to differ materially from those indicated by the forward-looking statements made in this press release include those discussed under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and elsewhere in the documents 10x Genomics, Inc. files with the Securities and Exchange Commission from time to time. The forward-looking statements in this press release are based on information available to 10x Genomics, Inc. as of the date hereof, and 10x Genomics, Inc. disclaims any obligation to update any forward-looking statements provided to reflect any change in its expectations or any change in events, conditions, or circumstances on which any such statement is based, except as required by law. These forward-looking statements should not be relied upon as representing 10x Genomics, Inc.’s views as of any date subsequent to the date of this press release.

Disclosure Information

10x Genomics uses filings with the Securities and Exchange Commission, its website (www.10xgenomics.com), press releases, public conference calls, public webcasts and its social media accounts as means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD.

Contacts

Investors:

investors@10xgenomics.com

Media:

media@10xgenomics.com

10x Genomics, Inc.

Condensed Consolidated Statements of Operations and Comprehensive Loss

(Unaudited)

(In thousands, except share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Revenue	$61,207	$36,607	$170,604	$95,759
Cost of revenue	15,480	5,241	44,451	13,761

Gross profit	45,727	31,366	126,153	81,998
Operating expenses:
Research and development	22,209	11,085	55,208	34,457
In-process research and development	—	16,104	—	22,310
Selling, general and administrative	32,614	19,110	92,078	61,030
Accrued contingent liabilities	—	—	1,360	—

Total operating expenses	54,823	46,299	148,646	117,797

Loss from operations	(9,096)	(14,933)	(22,493)	(35,799)
Other income (expense):
Interest income	481	294	986	755
Interest expense	(708)	(659)	(2,087)	(1,721)
Other expenses, net	(272)	(31)	(413)	(151)

Total other expense	(499)	(396)	(1,514)	(1,117)

Loss before provision for income taxes	(9,595)	(15,329)	(24,007)	(36,916)
Provision for income taxes	8	16	110	45

Net loss	$(9,603)	$(15,345)	$(24,117)	$(36,961)

Other comprehensive income (loss):
Foreign currency translation adjustment	(126)	1	(123)	17

Comprehensive loss	$(9,729)	$(15,344)	$(24,240)	$(36,944)

Net loss per share attributable to common stockholders, basic and diluted	$(0.33)	$(1.13)	$(1.21)	$(2.80)

Weighted-average shares of common stock used in computing net loss per share attributable to common stockholders, basic and diluted	29,184,218	13,587,288	19,904,184	13,188,322

10x Genomics, Inc.

Condensed Consolidated Balance Sheets

(In thousands, except share and per share data)

	September 30, 2019	December 31, 2018
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$427,436	$65,080
Accounts receivable, net	26,150	28,088
Inventory	13,305	8,570
Prepaid expenses and other current assets	7,253	4,498

Total current assets	474,144	106,236
Property and equipment, net	46,840	11,127
Restricted cash	50,053	5,008
Other assets	1,778	1,939

Total assets	$572,815	$124,310

Liabilities, convertible preferred stock and stockholders’ equity (deficit)
Current liabilities:
Accounts payable	$11,959	$8,792
Accrued compensation and related benefits	7,850	7,047
Accrued expenses and other current liabilities	14,267	8,172
Term loans, current portion	7,383	4,187
Accrued legal expenses	3,695	1,769
Deferred revenue, current	3,082	2,395

Total current liabilities	48,236	32,362
Term loans, noncurrent portion	22,307	25,489
Accrued contingent liabilities	62,501	38,000
Deferred revenue, noncurrent	1,202	1,102
Deferred rent, noncurrent	16,170	3,329
Other noncurrent liabilities	951	771

Total liabilities	151,367	101,053

Commitments and contingencies
Convertible preferred stock, $0.00001 par value, no shares authorized and no shares issued and outstanding as of September 30, 2019; 67,904,871 shares authorized and 67,704,278 shares issued and outstanding as of December 31, 2018; aggregate liquidation preference of $242,588 as of December 31, 2018	—	243,244
Stockholders’ equity (deficit):
Preferred stock, $0.00001 par value; 100,000,000 shares authorized, no shares issued and outstanding as of September 30, 2019 and December 31, 2018	—	—
Common stock, $0.00001 par value; 1,100,000,000 shares authorized as of September 30, 2019, 96,118,804 shares issued and outstanding as of September 30, 2019; 190,955,000 shares authorized as of December 31, 2018, 14,549,801 shares issued and outstanding as of December 31, 2018	2	1
Additional paid-in capital	676,839	11,165
Accumulated deficit	(255,233)	(231,116)
Accumulated other comprehensive loss	(160)	(37)

Total stockholders’ equity (deficit)	421,448	(219,987)

Total liabilities, convertible preferred stock and stockholders’ equity (deficit)	$572,815	$124,310

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